UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Comcast Corporation Inc. (“Comcast”) under a multi-year Master Subscriber Management Agreement (the “Agreement”) that originally was set to expire on December 31, 2012, but was extended for one month through January 31, 2013 in the eighteenth amendment to the Agreement executed on December 21, 2012, and was recently extended for one additional month through February 28, 2013 in the twentieth amendment to the Agreement executed on January 29, 2013. For the fourth quarter of 2012, CSG generated approximately 19% of its total revenues from Comcast.

On February 25, 2013, CSG entered into the twenty-third amendment to the Agreement with Comcast, which extended the term of this Agreement through March 31, 2013, while the parties continue negotiations relating to a new longer-term agreement.

A copy of this amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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